UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No.)

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     ☐ Definitive Information Statement

Mondo Acquisition VI, Inc.
(Name of Registrant as Specified In Its Charter)

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Mondo Acquisition VI, Inc.
           61 Broadway, 32nd Floor
               New York, NY 10006

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the holders of more than a majority of the outstanding shares of common stock of Mondo Acquisition VI, Inc., a Delaware corporation (the “Company” “we”, “us,” or “our”), have approved the following action without a meeting of stockholders in accordance with Section 228 of the Delaware General Corporation Law:

The approval of an amendment to our certificate of incorporation to increase the number of authorized shares of common stock, par value $0.001 (“Common Stock”) from 40,000,000 to 90,000,000.

The enclosed information statement contains information pertaining to the matters acted upon.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

By Order of the Board of Directors

By:	/s/ Thomas A. Rose
Thomas A. Rose President and Director

Mondo Acquisition VI, Inc.
61 Broadway, 32nd Floor
New York, NY 10006

INFORMATION STATEMENT

Action by Written Consent of Stockholders

GENERAL INFORMATION

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement is being furnished in connection with the action by written consent of stockholders taken without a meeting of a proposal to approve the actions described in this information statement. We are mailing this information statement to our stockholders on or about May   , 2010.

What action was taken by written consent?

We obtained stockholder consent for the approval of an amendment to our certificate of incorporation to increase the number of authorized shares of common stock, par value $0.001 (“Common Stock”) from 40,000,000 to 90,000,000.

How many shares of Common Stock were outstanding on May 12, 2010?

On May 12, 2010, the date we received the consent of the holders of more than a majority of our outstanding shares of Common Stock, there were 1,000,000 shares of Common Stock outstanding.

What vote was obtained to approve the amendment to the certificate of incorporation described in this information statement?

We obtained the approval of Mondo Management Corp., which owns 100% of our outstanding shares of Common Stock.

Who is paying the cost of this information statement?

We will pay for preparing, printing and mailing this information statement. Our costs are estimated at approximately $1,000.

AMENDMENT TO THE CERTIFICATE OF INCORPORATION

Our board of directors and the holders of a majority of our outstanding shares of Common Stock have approved an amendment to our certificate of incorporation (the “Amendment”) to increase the number of authorized shares of Common Stock from 40,000,000 to 90,000,000.

The Amendment, which will be in the form of Appendix A hereto, will be effective upon filing with the Secretary of State of the State of Delaware. The Company will file the Amendment approximately, but not less than, 20 days after the definitive information statement is mailed to stockholders.

Upon filing with the Delaware Secretary of State, the Amendment will effect an increase in the number of shares of the Company’s authorized Common Stock, from 40,000,000 to 90,000,000. The Company’s certificate of incorporation authorizes the issuance of up to 40,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, $0.001 par value (“Preferred Stock”). As of May 12, 2010, 1,000,000 shares of Common Stock and 0 shares of Preferred Stock are issued and outstanding.

Purpose of Increase in Authorized Common Stock

The board of directors believes that the increase in authorized common shares will provide the Company greater flexibility with respect to the Company’s capital structure for purposes including additional equity financings and stock based acquisitions.

Effect of Increase in Authorized Common Stock on Current Shareholders

The additional shares of Common Stock will have the same rights as the presently authorized shares, including the right to cast one vote per share of Common Stock. Although the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our Common Stock, the future issuance of additional shares of Common Stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing shareholders.

The additional shares of Common Stock could be used in the future for various purposes without further shareholder approval, except as such approval may be required by applicable law. These purposes may include: raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, expanding the Company’s business or product lines through the acquisition of other businesses or products, and other purposes.

Possible Anti-Takeover Effects of Increase in Authorized Common Stock

We could also use the additional shares of Common Stock that will become available for issuance to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. Although the Amendment has not been prompted by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, shareholders should be aware that this proposal could facilitate future efforts by us to deter or prevent changes in control of the Company, including transactions in which the Company’s shareholders might otherwise receive a premium for their shares over then current market prices.

BENEFICIAL OWNERSHIP OF SECURITIES AND SECURITY OWNERSHIP OF MANAGEMENT

As of May 12, 2010, we had 1,000,000 shares of Common Stock issued and outstanding, which is the only class of voting securities that would be entitled to vote for directors at a stockholders' meeting if one were to be held. Each share of Common Stock is entitled to one vote.

The following tables set forth certain information as of May 12, 2010, regarding (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director, nominee and executive officer of the Company and (iii) all officers and directors as a group.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class
Mondo Management Corp. (1) 61 Broadway, 32nd Floor New York, NY 10006	1,000,000	100%

Darrin M. Ocasio 61 Broadway, 32nd Floor New York, NY 10006	0	0%

Michael Ference 61 Broadway, 32nd Floor New York, NY 10006	0	0%

Gregory Sichenzia 61 Broadway, 32nd Floor New York, NY 10006	0	0%

All Officers and Directors as a group (3 individuals)	0	0%

(1)
Gregory Sichenzia, Marc J. Ross, Richard A. Friedman, Michael Ference, Thomas A. Rose, Jeffrey Fessler and Darrin M. Ocasio have shared voting and dispositive power over the shares of common stock held by Mondo Management Corp.

ADDITIONAL AVAILABLE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and in accordance with such act we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the public reference facilities of the Securities and Exchange Commission at 100 F Street, N.E., Washington D.C. 20549, or may be accessed at www.sec.gov

By Order of the Board of Directors

	By:	/s/ Thomas A. Rose
May __, 2010		Thomas A. Rose President and Director

Appendix A

Certificate of Amendment
of
Certificate of Incorporation
of
Mondo Acquisition VI, Inc.

Under Section 242 of the Delaware General Corporation Law

Mondo Acquisition VI, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”) hereby certifies as follows:

1.   The Certificate of Incorporation of the Corporation is hereby amended by changing Article FOURTH, so that, as amended, said Article FOURTH shall be and read as follows:

 FOURTH:   The total authorized capital stock of the Corporation shall be 100,000,000 shares consisting of 90,000,000 shares of Common Stock, par value $0.001 per share and 10,000,000 shares of Preferred Stock, par value $0.001 per share. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the Board of Directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the Board of Directors.

2.   The foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware by the vote of a majority of each class of outstanding stock of the Corporation entitled to vote thereon.

IN WITNESS WHEREOF, I have signed this Certificate this __th day of May, 2010.

Thomas A. Rose
President